UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 1, 2018

Voyager Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-37625	46-3003182
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Sidney Street Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (857) 259-5340

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01    Entry into a Material Definitive Agreement.

On June 1, 2018 (the “Amendment Date”), Voyager Therapeutics, Inc. (the “Company”) and UP 45/75 Sidney Street, LLC (the “75 Landlord”) entered into a third amendment (the “75 Third Amendment”) to the lease agreement by and between the Company and the 75 Landlord, dated as of April 1, 2014 (as amended to date, the “75 Lease”), for the Company’s office and laboratory space located at 75 Sidney Street (the “75 Premises”) in Cambridge, Massachusetts. Additionally, on the Amendment Date, the Company and UP 64 Sidney Street, LLC (the “64 Landlord”) entered into a first amendment (the “64 First Amendment”) to the lease agreement by and between the Company and the 64 Landlord, dated as of December 23, 2015 (as amended to date, the “64 Lease”), for the Company’s office and laboratory space located at 64 Sidney Street (the “64 Premises”) in Cambridge, Massachusetts.

75 Lease Amendment

The 75 Third Amendment expands the 75 Premises to include an additional 17,931 rentable square feet (the “75 Expansion Area”) for a total of 47,493 rentable square feet at the 75 Premises.  The 75 Third Amendment also extends the term of the 75 Lease for the period from January 1, 2025 through November 30, 2026 (the “75 Extended Term”). The Company will pay annual fixed rent on the 75 Expansion Area commencing thirty (30) days following the date of delivery of the 75 Expansion Area (such date of delivery, the “75 Expansion Commencement Date”), which is anticipated to be November 16, 2018. Annual fixed rent for the 75 Expansion Area shall be $83.00 per rentable square foot through the first anniversary of the 75 Expansion Commencement Date and thereafter shall increase three percent (3%) annually. During the 75 Extended Term, annual fixed rent for the remainder of the 75 Premises shall be at the same rate per square foot as the annual fixed rent for the 75 Expansion Area.  Subject to customary conditions and in accordance with the 75 Lease, the 75 Third Amendment also provides a tenant improvement allowance of $15.00 per rentable square foot for the 75 Expansion Area.

The foregoing description of the 75 Third Amendment does not purport to be complete and is qualified in its entirety by reference to the 75 Third Amendment, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

64 Lease Amendment

The 64 First Amendment extends the original term of the 64 Lease from January 1, 2025 through November 30, 2026 (the “64 Extended Term”). During the 64 Extended Term, annual fixed rent for the 64 Premises from January 1, 2025 through November 15, 2025 shall be $99.11 per rentable square foot and for the period from November 16, 2025 through November 30, 2026 shall be $102.08 per rentable square foot.

The foregoing description of the 64 First Amendment does not purport to be complete and is qualified in its entirety by reference to the 64 First Amendment, a copy of which is attached as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

10.1	Third Amendment to Lease Agreement, by and between Voyager Therapeutics, Inc. and UP 45/75 Sidney Street, LLC, dated June 1, 2018.

10.2	First Amendment to Lease Agreement, by and between Voyager Therapeutics, Inc. and UP 64 Sidney Street, LLC, dated June 1, 2018.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOYAGER THERAPEUTICS, INC.

Date: June 4, 2018	By:	/s/ Jane Pritchett Henderson
Jane Pritchett Henderson
Chief Financial Officer and Senior Vice President of Corporate Development (Principal Financial and Accounting Officer)

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